AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                                JUMBOSPORTS INC.
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     WHEREAS,   the   Articles   of   Incorporation   of  SPORTS  &   RECREATION
REINCORPORATION, INC. were originally filed with and approved by the Secretary of State of Florida on the 22nd day of April, 1996; and

     WHEREAS, Articles of Merger for SPORTS & RECREATION REINCORPORATION, INC. were filed with and approved by the Secretary of State of Florida on the 14th day of February, 1997, pursuant to which SPORTS & RECREATION REINCORPORATION, INC. changed its name to JUMBOSPORTS INC. as the surviving corporation; and

     WHEREAS, it is the intention of the directors and the shareholders of JUMBOSPORTS INC. that the Articles of Incorporation be amended in accordance with the Amendment to the Articles of Incorporation hereinafter set forth; and

     WHEREAS, the proposed Amendment to the Articles of Incorporation of JUMBOSPORTS INC. hereinafter set forth was approved by the requisite number of shareholders of JUMBOSPORTS INC. on the 16th day of June, 1997; and

     WHEREAS, the approval of the Secretary of State of Florida of the proposed Amendment hereinafter set forth is hereby requested.

     RESOLVED, that the Articles of Incorporation of the Corporation be amended by the addition of Article IX which shall be and read in its entirety as follows:

                             ARTICLE IX - DIRECTORS

     (a) The number of directors which shall constitute the entire Board of Directors shall be not less than three (3) nor more than fifteen (15) directors. Within these limits, the number of directors shall be fixed from time to time in accordance with the Bylaws. The directors shall be elected at the annual shareholders' meeting, except as provided in subparagraph (b) of this Article
IX. The directors shall be divided into three (3) classes as nearly equal in number as may be. At the annual shareholders' meeting in 1997, one class of two directors shall be elected for a one-year term, one class of two directors shall be elected for a two-year term, and one class of three directors shall be elected for a three-year term. Commencing with the annual shareholders' meeting in 1998 and at each succeeding annual shareholders' meeting, successors to the class of directors whose terms expire at such annual shareholders' meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain the number of directors comprising each class as nearly equal as possible. Any additional directors of a class shall hold office for a term which will coincide with the remaining term of the other directors of the class.

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     (b) A director shall hold office until the annual shareholders' meeting for the year in which his or her term expires and until his or her successor shall be elected. Directors may be removed only by the holders of at least a majority of the outstanding Common Stock and only for cause at a meeting called for such purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal, (ii) the director has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the corporation in a matter of substantial importance to the corporation, and the adjudication is no longer subject to direct appeal or (iii) any other situation exists which eighty (80%) of the other directors, in their sole discretion, agree constitutes cause for removal.

     (c) If any vacancy occurs on the Board of Directors or any new directorship is created by an increase in the authorized number of directors, a majority of the directors in office, though less than a quorum, may fill the vacancy or fill the newly created directorship. Any director elected to fill a vacancy shall have the same term as that of his or her predecessor, or, if such vacancy is a result of an increase in the number of directors, as that of the other directors of the class of which he or she shall be a member.

     IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation is hereby adopted and executed on behalf of JUMBOSPORTS INC. by its President effective the 6th day of August, 1997.

                                JUMBOSPORTS INC.


                                /S/ Stephen Bebis
                                President